Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Stock of the Issuer which were effectuated by Reporting Persons during the past sixty (60) days. All transactions were effectuated in the open market through a broker.

Name of Reporting Person	Date of Transactions	Type of Transactions	Number of Securities	Price Per Share(1)
Vladimir & Angelica Galkin	10/31/25	Purchase	4,499	$84.79
Vladimir & Angelica Galkin	11/3/25	Purchase	8,955	$79.61
Vladimir & Angelica Galkin	11/4/25	Purchase	22,448	$74.80
Vladimir & Angelica Galkin	11/5/25	Purchase	2,130	$87.11
Vladimir & Angelica Galkin	11/6/25	Purchase	3,508	$84.21
Vladimir & Angelica Galkin	11/7/25	Purchase	3,838	$90.16
Vladimir & Angelica Galkin	11/10/25	Purchase	1,163	$87.45
Vladimir & Angelica Galkin	11/11/25	Purchase	1,027	$86.86
Vladimir & Angelica Galkin	11/12/25	Purchase	53,427	$90.45
Vladimir & Angelica Galkin	11/17/25	Purchase	4,164	$66.65
Vladimir & Angelica Galkin	11/19/25	Purchase	9,776	$55.58
Vladimir & Angelica Galkin	11/20/25	Purchase	27,474	$60.00
Vladimir & Angelica Galkin	11/26/25	Purchase	32	$76.44
Vladimir & Angelica Galkin	12/2/25	Purchase	9,676	$70.64
Vladimir & Angelica Galkin	12/4/25	Purchase	8,659	$75.81
Vladimir & Angelica Galkin	12/5/25	Purchase	13,095	$75.85
Vladimir & Angelica Galkin	12/5/25	Purchase	113	$74.44
Vladimir & Angelica Galkin	12/8/25	Purchase	27,011	$70.45
Vladimir & Angelica Galkin	12/11/25	Purchase	193	$63.72
Vladimir & Angelica Galkin	12/12/25	Purchase	67	$62.62
Vladimir & Angelica Galkin	12/15/25	Purchase	10,374	$60.00
Vladimir & Angelica Galkin	12/17/25	Purchase	5,555	$55.55
Vladimir & Angelica Galkin	12/18/25	Purchase	6,033	$53.79
Vladimir & Angelica Galkin	12/19/25	Purchase	11,111	$55.10
Vladimir & Angelica Galkin	12/24/25	Purchase	5,042	$52.52
Vladimir & Angelica Galkin	12/26/25	Purchase	6,069	$52.52
Vladimir & Angelica Galkin	12/30/25	Purchase	22,222	$55.04

(1)   The prices reported are weighted-average prices and include commissions paid in per share prices. These shares of Common Stock were purchased in multiple transactions. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC staff all information regarding the number of shares and price of each trade comprising the weighted average price and share amounts set forth in this Footnote 1.